Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-1 of our report dated March 31, 2023 relating to the financial statements of AVRA Medical Robotics, Inc. as of December 31, 2022 and 2021 and to our report dated June 26 2023, related to the financial statements of Cardio Ventures, Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

February 14, 2024